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As filed with the Securities and Exchange Commission on May 3, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CASCADE NATURAL GAS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Washington (State or Other Jurisdiction of Incorporation or Organization)	91-0599090 (IRS Employer Identification No.)

222 Fairview Avenue North
Seattle, Washington 98109
(206) 624-3900
(Address, Including Zip Code, and Telephone
Number, Including Area Code, of Registrant's Principal Executive Offices)

J.D. Wessling
Chief Financial Officer
Cascade Natural Gas Corporation
222 Fairview Avenue North
Seattle, Washington 98109
(206) 624-3900
(Name, Address, Including Zip Code, and
Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Joel N. Bodansky, Esq. Richard S. Swanson, Esq.	J.D. Wessling Chief Financial Officer
Hillis Clark Martin & Peterson, P.S. 500 Galland Building 1221 Second Avenue Seattle, Washington 98101-2925	Cascade Natural Gas Corporation 222 Fairview Avenue North Seattle, Washington 98109

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock, par value $1.00	500,000	$18.96	$9,480,000	$1,115.80

(1)
The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and are based on a per share price of $18.96, which was the average of the high and low sales prices of the Company's Common Stock, as reported on the New York Stock Exchange on May 2, 2005.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act of 1933"), or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 3, 2005

PROSPECTUS

CASCADE NATURAL GAS CORPORATION

Automatic Dividend Reinvestment Plan

500,000 Shares of Common Stock

        Cascade Natural Gas Corporation (the "Company") is offering up to 500,000 shares of common stock, $1.00 par value ("Common Stock"), to eligible shareholders and residential customers of the Company for purchase with reinvested dividends and optional cash payments pursuant to the Cascade Natural Gas Corporation Automatic Dividend Reinvestment Plan (the "Plan").

        The outstanding shares of the Company's Common Stock are, and the shares offered hereby will be, listed on the New York Stock Exchange under the symbol "CGC." The Market Price (as hereinafter defined) will be equal to the average of the high and low sales prices of the Company's Common Stock on the Composite Transactions of the New York Stock Exchange on the Exchange trading day immediately preceding each Investment Date (as hereinafter defined). The purchase price per share of Common Stock purchased on the open market or in negotiated transactions will be the weighted average price per share at which such shares are purchased by an independent agent for the Plan with respect to the relevant Investment Date.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May    , 2005.

TABLE OF CONTENTS

Forward Looking Statements	1
Cascade Natural Gas Corporation	3
Where You Can Find More Information	3
Description of the Plan	5
Purpose	5
Advantages	5
Administration	6
Participation	6
Purchases of Common Stock	8
Optional Cash Payments and Initial Cash Investments	9
Reports to Participants	10
Dividends	10
Certificates for Shares	10
Withdrawal	11
Sales or Transfers of Shares	11
Rights Offerings, Stock Dividends or Stock Splits	12
Voting Rights	13
Federal Income Tax Aspects	13
Use of Proceeds	14
Other Information	14
Legal Matters	15
Experts	15
Appendix A—Plan Authorization Form	A-1
Appendix B—Residential Customer Authorization Form	B-1
Appendix C—Transaction Request Form	C-1

FORWARD LOOKING STATEMENTS

        Our discussion in this prospectus, any prospectus supplement, or any information incorporated herein by reference may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including statements concerning plans, objectives, goals, strategies, and future events or performance. When used in our documents or oral presentations, the words "anticipate," "believe," "estimate," "expect," "objective," "projection," "forecast," "goal", or similar words are intended to identify forward-looking statements.

        These forward-looking statements reflect our current expectations, beliefs and projections about future events that we believe may affect our business, financial condition and results of operations, and are expressed in good faith and are believed to have a reasonable basis. However, each such forward-looking statement involves risks, uncertainties and assumptions, and is qualified in its entirety by reference to the following important factors, among others, that could cause our actual results to differ materially from those projected in such forward-looking statements:

  •
  prevailing state and federal governmental policies and regulatory actions, including those of the Washington Utilities and Transportation Commission, the Oregon Public Utility Commission, and the U.S. Department of Transportation's Office of Pipeline Safety, with respect to allowed rates of return, industry and rate structure, purchased gas cost and investment recovery, acquisitions and dispositions of assets and facilities, operation and construction of plant facilities, the maintenance of pipeline integrity, and present or prospective wholesale and retail competition;

  •
  weather conditions and other natural phenomena;

  •
  unanticipated population growth or decline, and changes in market demand caused by changes in demographic or customer consumption patterns;

  •
  changes in and compliance with environmental and safety laws, regulations and policies, including environmental cleanup requirements;

  •
  competition from alternative forms of energy and other sellers of energy;

  •
  increasing competition brought on by deregulation initiatives at the federal and state regulatory levels, as well as consolidation in the energy industry;

  •
  the potential loss of large volume industrial customers due to "bypass" or the shift by such customers to special competitive contracts at lower per unit margins;

  •
  risks, including creditworthiness, relating to performance issues with customers and suppliers;

  •
  risks resulting from uninsured damage to our property, intentional or otherwise, or from acts of terrorism;

  •
  unanticipated changes that may affect our liquidity or access to capital markets;

  •
  our ability to complete our assessment and, if necessary, remediation of internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

  •
  unanticipated changes in interest rates or in rates of inflation;

  •
  economic factors that could cause a severe downturn in certain key industries, thus affecting demand for natural gas;

  •
  unanticipated changes in operating expenses and capital expenditures;

  •
  unanticipated changes in capital market conditions, including their impact on future expenses and liabilities relating to employee benefit plans;

  •
  potential inability to obtain permits, rights of way, easements, leases, or other interests or necessary authority to construct pipelines, or complete other system expansions;

  •
  changes in the availability and price of natural gas; and

  •
  legal and administrative proceedings and settlements.

        In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus, any prospectus supplement, or any information incorporated herein by reference may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. All subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the Company, also are expressly qualified by these cautionary statements.

        Any forward-looking statement by the Company is made only as of the date on which such statement is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of any unanticipated events. New factors emerge from time to time and we are not able to predict all such factors, nor can we assess the impact of each such factor or the extent to which such factors may cause results to differ materially from those contained in any forward-looking statement.

CASCADE NATURAL GAS CORPORATION

        We were incorporated in the state of Washington in 1953. We distribute natural gas to customers in the states of Washington and Oregon. As of March 31, 2005, we served approximately 227,800 customers in those states. Customers in Washington account for approximately 78% of our gas distribution revenues.

        As of March 31, 2005, we served approximately 196,600 residential customers, 30,500 commercial customers, and 730 industrial and other customers. Residential, commercial and most small industrial customers are generally core customers, who take traditional bundled natural gas service, including supply, peaking service and upstream interstate pipeline transportation. Non-core customers are generally large industrial and institutional customers who have chosen unbundled service, meaning that they select from among several supply and upstream pipeline transportation options, independent of our distribution service.

        Our executive offices are located at 222 Fairview Avenue North, Seattle, Washington 98109. Our telephone number is (206) 624-3900.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934") and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available at the SEC's website at http://www.sec.gov. You may read and copy these materials at prescribed rates at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information about the SEC's public reference room.

        Our common stock is listed and traded on the New York Stock Exchange (symbol: CGC). Accordingly, our SEC filings and other information about us can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" certain information that we file with them separately. This means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus. Any information that we file with the SEC after the date of this prospectus as part of an incorporated document will automatically update and supersede the information contained in this prospectus.

        We incorporate by reference the following reports previously filed with the SEC and which contain important information about us and our financial condition:

  •
  Our Annual Report on Form 10-K for the fiscal year ended September 30, 2004;

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2004; and

  •
  Our Current Reports filed on Form 8-K on January 14, 2005, January 25, 2005 (excluding the Form 8-K furnished pursuant to Items 2.02 and 9.01), January 26, 2005, February 16, 2005, March 9, 2005, and April 28, 2005.

        We also incorporate by reference in this prospectus any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but prior to the termination of this offering.

        You may request a copy of any document incorporated by reference, excluding exhibits (unless the exhibit is specifically incorporated by reference into the document), at no cost, by writing or telephoning J.D. Wessling, Chief Financial Officer, Cascade Natural Gas Corporation, 222 Fairview Avenue North, Seattle, Washington 98109 (telephone 206-624-3900). We make available free of charge, on or through our website, http://www.cngc.com, our annual, quarterly and current reports, and any amendments to those reports, as soon as reasonably practicable after electronically filing those reports with the SEC.

        You should only rely on the information contained in this prospectus or any prospectus supplement or any document incorporated by reference. We have not authorized anyone to provide you with any different information or to make any representation not contained in this prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer of any securities other than the Common Stock to which it relates or an offer to any person in any jurisdiction where such an offer would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

DESCRIPTION OF THE PLAN

Following, in question and answer form, is a description of the provisions of the Plan.

Purpose

1.     What is the purpose of the Plan?

        The purpose of the Plan is to provide record holders of shares of Common Stock and the Company's eligible residential customers with a convenient method of purchasing shares of Common Stock and investing cash dividends and optional cash payments in additional shares of Common Stock. Purchases of newly issued Common Stock under the Plan provide additional equity capital for the Company.

        As described more fully in this prospectus (a) an eligible shareholder may elect to participate in the Plan by completing a Plan Authorization Form, in the form attached as Appendix A, directing that cash dividends on their shares of Common Stock automatically be reinvested in additional shares of Common Stock (a "Dividend Reinvestment"), and (b) an eligible residential customer of the Company may elect to participate in the Plan by completing a Residential Customer Authorization Form, in the form attached as Appendix B, accompanied by an initial cash investment of not less than $250 (but not more than $120,000) to purchase shares under the Plan (an "Initial Cash Investment"). Participants in the Plan may elect at any time to purchase additional shares under the Plan by completing the Transaction Request Form attached to their account statement, in the form attached as Appendix C, accompanied by an optional cash payment of not less than $50 and up to a maximum of $120,000 per calendar year (an "Optional Cash Payment"). The forms attached as Appendix A, B and C to this prospectus are samples only. The actual forms may change from time to time and should be obtained from the Agent.

Advantages

2.     What are the advantages of the Plan?

        Participants in the Plan may (a) have cash dividends on all of their shares of Common Stock automatically reinvested in additional shares of Common Stock and, in addition, purchase additional shares of Common Stock through Optional Cash Payments of not less than $50 per investment and up to a maximum of $120,000 per calendar year, or (b) have cash dividends on only those shares of Common Stock held in the Plan reinvested in additional shares of Common Stock, receive cash dividends in the usual manner from those shares of Common Stock held in certificate form, and, in addition, purchase additional shares of Common Stock through Optional Cash Payments of not less than $50 per investment and up to a maximum of $120,000 per calendar year. The price of shares of Common Stock purchased from the Company through Dividend Reinvestment, Optional Cash Payments, or Initial Cash Investments will be equal to the Market Price (see Response 10 for the definition of "Market Price").

        Full investment of dividends and other funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. In addition, dividends on such fractions, as well as full shares, will be credited to participants' accounts.

        Since the Agent who administers the Plan holds and acts as custodian of the shares purchased under the Plan, participants may also elect to deposit shares of Common Stock held in their name in certificate form with the Agent. This feature of the Plan relieves participants of the responsibility for the safekeeping of certificates and protects against loss, theft or destruction of such certificates. Regular statements of account provide simplified record keeping. See Response 15 regarding statements of accounts.

Administration

3.     Who administers the Plan for participants?

        The Plan is administered by the Agent, whose address and telephone number are as follows:

    The Bank of New York
    Dividend Reinvestment
    P.O. Box 1958
    Newark, NJ 07101-9774
    (888) 269-8845
    www.stockbny.com

        The Agent purchases and holds shares of Common Stock acquired through the Plan, keeps records, sends quarterly statements of account to participants, and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of the Agent, as agent for participants in the Plan.

        To access the Agent's website, please follow these steps:

  1.
  Log onto www.stockbny.com and enter your Personal Identification Number ("PIN").

  2.
  First-time users must enter their social security number or taxpayer identification number when prompted in order to establish a temporary PIN. Upon receiving and entering your temporary PIN, you will be prompted to change it for security reasons. Please keep your PIN in a safe place for future access.

Participation

4.     Who is eligible to participate?

        All holders of record of shares of Common Stock and all residential customers of the Company in Washington and Oregon who are not already shareholders are eligible to participate in the Plan. Beneficial owners of Common Stock whose shares are registered in a name other than their own, such as in the name of their broker or other nominee, must become a holder of record by having at least one share transferred into their own name prior to enrolling in the Plan.

5.     How does an eligible applicant participate in the Plan?

        Eligible shareholders may join the Plan by completing and signing a Plan Authorization Form and returning it to the Agent. Eligible customers may join the Plan by completing and signing a Residential Customer Authorization Form and returning it to the Agent. Authorization Forms may be obtained at any time by written request to the Agent at the address set forth in Response 3 or by calling the Agent in New York at (888) 269-8845. Eligible customers of the Company must include a minimum Initial Cash Investment of at least $250 with their completed Residential Customer Authorization Forms.

        IF YOU ARE ALREADY ENROLLED AND PARTICIPATING IN THE PLAN, YOU NEED TAKE NO FURTHER ACTION AT THIS TIME.

6.     When may an eligible applicant join the Plan?

        An eligible shareholder or customer may join the Plan at any time. With respect to shares held as of the record date for a dividend, if a Plan Authorization Form is properly completed and received by the Agent before 12:00 noon eastern U.S. time on the day prior to the Investment Date on which such dividend is to be paid, then such dividend will be reinvested in shares of Common Stock on the Investment Date. If the Plan Authorization Form is received by the Agent after 12:00 noon eastern U.S. time the day prior to the Investment Date, then the dividend payable on such Investment Date will be paid in cash and the Dividend Reinvestment election will not be effective until the next Investment Date on which a dividend is to be paid.

        Optional Cash Payments or Initial Cash Investments will be invested as of the next Investment Date, unless the Transaction Request Form or the Residential Customer Authorization Form, as the case may be, is received by the Agent after 12:00 noon eastern U.S. time the day prior to the next Investment Date, in which case the investment will occur on the succeeding Investment Date or, if requested by the applicant at least five business days prior to the succeeding Investment Date, the Agent will return the funds to the applicant.

        In those months in which a cash dividend is paid on the Common Stock, the "Investment Date" is the payment date for the dividend. In other months, the "Investment Date" is the 15th day of the month, or, if the 15th day is not a business day, the first business day following the 15th day of the month. Typically, dividends are paid on approximately February 15, May 15, August 15 and November 15 of each year. Only shares held by a participant on the record date for a quarterly dividend (typically a business day 14 to 30 days before a dividend payment date) will be entitled to receive or reinvest such dividend.

7.     How does an eligible applicant complete the Authorization Form?

        If an applicant wishes to participate in the automatic Dividend Reinvestment feature of the Plan with respect to shares held in certificate form as well as shares held in the Plan, the applicant must check the box entitled "Full Dividend Reinvestment" on the Plan Authorization Form. This choice will be effective for all shares presently or subsequently registered in the applicant's name.

        If an applicant wishes to participate in the automatic Dividend Reinvestment feature of the Plan only with respect to shares held in the Plan, the applicant must check the box entitled "Partial Dividend Reinvestment" on the Plan Authorization Form. The applicant will continue to receive cash dividends in the usual manner on any shares of Common Stock held in certificate form.

        An eligible customer of the Company may direct the Agent to purchase shares of Common Stock with an Initial Cash Investment of at least $250 enclosed with the Residential Customer Authorization Form. Eligible customers who wish to participate in the automatic Dividend Reinvestment feature of the Plan with respect to shares held in certificate form as well as shares held in the Plan must check the box entitled "Full Dividend Reinvestment" on the Residential Customer Authorization Form.

        Authorization Forms should be dated and signed as indicated and mailed to the Agent at the address set forth in Response 3 together with the funds for the Initial Cash Investment by an eligible customer.

        Participants may change their Dividend Reinvestment option at any time by requesting a new Authorization Form and returning it to the Agent at the address set forth in Response 3. A change in the Dividend Reinvestment option will be effective on the next Investment Date if the Authorization Form is received by the Agent by 12:00 noon eastern U.S. time on the day before that Investment Date.

8.     Are there any costs to the participants in connection with purchases under the Plan?

        Yes.    The Company pays some costs of administration of the Plan but the participant pays 10% of the Dividend Reinvestment amount, up to a maximum of $2.50, each quarter as the Agent's fee to calculate the Dividend Reinvestment for each participant. Also, there is a charge of $3.00 for each Optional Cash Payment or Initial Cash Investment. There are no brokerage commissions charged to participants in connection with the purchase of shares under the Plan.

Purchases of Common Stock

9.     How does the Agent acquire the shares of Common Stock for the Plan?

        The Company has the option to issue new Common Stock or direct the Agent to purchase Common Stock on any securities exchange where the shares are traded or in privately negotiated transactions on terms relating to price, delivery, and other terms as may be agreed to by the Agent. If Common Stock is purchased on the open market, neither the participants nor the Company will have the authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom such purchases will be made. The Company may change its determination that shares of Common Stock will be purchased directly from the Company or on the open market if the Company's Board of Directors or Chief Executive Officer determines that such change is desirable for raising capital or for some other corporate purpose, or if the Company receives a written communication or statement of policy or other public announcement from the Washington Utilities and Transportation Commission or the Oregon Public Utility Commission or the staff of either commission recommending or requiring a change in the capital structure of the Company.

        If the Company determines not to issue new shares of Common Stock under the Plan and applicable law or the closing of the securities markets requires temporary curtailment or suspension of open market purchases of shares of Common Stock, the Agent will not be accountable for its inability to make purchases at such time and any uninvested funds will be promptly returned to the participant.

10.   What will be the purchase price of shares of Common Stock purchased under the Plan?

        The purchase price of the newly issued shares of Common Stock bought directly from the Company through the Plan will be equal to the average of the high and low sales prices for the Company's Common Stock ("Market Price") on the Composite Transactions of the New York Stock Exchange on the date immediately preceding each Investment Date, if that date is an Exchange trading day, or on the first previous trading day if that date is not a trading day. If no sales of Common Stock are reported on the Composite Transactions on such trading day, the Company will determine the Market Price on the basis of such market quotations as it deems appropriate. No shares will be sold under the Plan at less than par value.

        The purchase price per share of Common Stock purchased on the open market will be the weighted average price of such Common Stock purchased by the Agent for the Plan with respect to the relevant Investment Date. Unless directed otherwise by The Bank of New York, any open market purchases will be made through a broker affiliated with The Bank of New York, and such broker will receive a commission paid by the Company.

        The Agent will make every effort to invest funds in Common Stock as soon as practicable on or after each Investment Date. Shares acquired on the open market or from private sources will be purchased as soon as practicable by the Agent beginning on the business day immediately preceding the relevant Investment Date and in no event later than 30 days after the relevant Investment Date, unless otherwise required under any applicable federal securities laws or other government or stock exchange regulations. Shares acquired from the Company will be purchased for participants' accounts as of the close of business on the relevant Investment Date.

11.   How many shares of Common Stock will be purchased for participants?

        The number of shares to be purchased depends on the amount of the participant's Initial Cash Investment, Dividend Reinvestment, and Optional Cash Payments, deducted transaction fees, and the purchase price of the Common Stock for the relevant Investment Date. Each participant's account will be credited with that number of shares, including fractions computed to at least four decimal places, equal to the total amount of the Initial Cash Investment, Dividend Reinvestment, and Optional Cash

Payments, less transaction fees, divided by the applicable purchase price. As of March 31, 2005, 947,107 shares of Common Stock were held by the Plan.

Optional Cash Payments and Initial Cash Investments

12.   How do the Optional Cash Payments and Initial Cash Investments work?

        A participant may make any number of Optional Cash Payments, provided that each payment is a minimum of $50 (except that an Initial Cash Investment of not less than $250 must be made by an eligible customer who is not a shareholder) and all payments, including any Initial Cash Investment, do not exceed a maximum of $120,000 per calendar year per participant. All participants who have submitted properly executed Authorization Forms are eligible to make Optional Cash Payments. See Response 7 for instructions regarding the proper completion of Authorization Forms. If a participant sends a cash payment of less than $50 (or an Initial Cash Investment of less than $250 in the case of an applicant who is not a shareholder), the payment will be returned to the participant. The Company will not waive the maximum amount a participant may contribute under the Plan per calendar year. If a participant's payments aggregate more than $120,000 in a calendar year, the Agent will return to the participant any payment (in its entirety) that, if processed, would result in an investment amount over $120,000.

13.   How are Optional Cash Payments and Initial Cash Investments made?

        The option to make Optional Cash Payments is available to each participant at any time. Optional Cash Payments will be invested once a month. The same amount of money need not be sent each month and there is no obligation to make an Optional Cash Payment in any month.

        Optional Cash Payments or Initial Cash Investments must be made by personal check drawn on a U.S. bank and payable to the Agent in U.S. dollars. Participants who wish to purchase Common Stock in this manner should mail cash investments to the Agent at the address set forth in Response 3 together with the Transaction Request Form attached to a participant's statement of account (or the Residential Customer Authorization Form in the case of an Initial Cash Investment by an eligible customer). Cash investments mailed to any other address are not validly delivered. Additional Transaction Request Forms and Authorization Forms are available upon request from the Agent.

        Third party checks, money orders, travelers checks, and checks not drawn on a U.S. bank or not in U.S. currency will not be accepted and will be returned to the sender.

In the event a cash investment check is returned unpaid for any reason, the participant will be charged a $20.00 return fee. Further, the Agent will immediately remove from the participant's account shares which were purchased in anticipation of the collection of such funds. The Agent will sell these shares to recover any uncollected amounts plus the return fee. The Agent reserves the right to sell such additional shares from any of the participant's accounts maintained by the Agent as may be necessary to recover in full the uncollected balance.

14.   When will Optional Cash Payments and Initial Cash Investments received by the Agent be invested?

        All cash investments received from participants by 12:00 noon eastern U.S. time on the day prior to an Investment Date will be invested as of such Investment Date. NO INTEREST WILL BE PAID BY THE COMPANY ON CASH INVESTMENTS. ANY CASH INVESTMENT A PARTICIPANT WISHES TO MAKE MUST BE SENT SO AS TO REACH THE AGENT PRIOR TO THE APPLICABLE DEADLINE. Investment Dates are approximately the 15th day of each month. See Response 6.

Reports to Participants

15.   What kind of reports will be sent to participants in the Plan?

        Each participant in the Plan will receive a quarterly statement of account from the Agent. As soon as practicable after each purchase of additional shares, the participant will also receive a statement of account, a sample of which is attached as APPENDIX C. These statements are a participant's continuing record of the cost of the participant's purchases and should be retained for income tax purposes. In addition, each participant will receive copies of the same communications sent to every other holder of shares of Common Stock, including the Company's quarterly reports, annual reports, the notices of annual meetings of shareholders, and proxy statements for shareholder meetings.

Dividends

16.   Will participants be credited with dividends on shares held in their accounts under the Plan?

        Yes. The Company pays dividends, as declared, to the record holders of all its shares of stock. The Company ordinarily pays dividends quarterly, on approximately February 15, May 15, August 15, and November 15. As the record holder for participants in the Plan, the Agent, as agent, will receive dividends for all Plan shares held on the record date for such dividend. It will credit such dividends to participants on the basis of full and fractional shares held in their accounts.

        If a participant has elected the "Full Dividend Reinvestment" option, the cash dividends on all shares of Common Stock held by the participant, whether in the Plan or in certificate form, will be reinvested in additional shares of Common Stock to be held in the Plan.

        Although it has been the Company's practice to pay quarterly dividends on the shares of its Common Stock, the Company is under no obligation to continue to pay dividends on a quarterly basis or otherwise.

Certificates for Shares

17.   Will certificates be issued for shares of Common Stock purchased under the Plan?

        Normally, certificates for shares of Common Stock purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant's statement of account. This convenience protects against loss, theft or destruction of stock certificates.

        Certificates for any number of whole shares credited to an account under the Plan will be issued upon the participant's written request, using the Transaction Request Form attached to the participant's statement of account. This request should be signed by the participant and mailed to the Agent at the address set forth in Response 3. Any remaining full shares and fractions of a share will continue to be credited to the participant's account until the participant completely withdraws or terminates plan participation. See Response 19.

        Shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued.

        Certificates for fractions of shares will not be issued under any circumstances.

18.   In whose name will certificates be registered when issued?

        Accounts of eligible shareholders who join the Plan are maintained in the names in which their certificates were registered at the time they joined the Plan. Accounts of eligible customers who join the Plan are maintained in the names specified in their Residential Customer Authorization Form. Certificates for whole shares will be similarly registered when issued.

        Upon written request, certificates also can be registered and issued in names other than that of the participant subject to compliance with any applicable laws and the payment by the participant of any applicable taxes, provided that the request bears the signature of the participant and the signature is medallion guaranteed by a commercial bank, trust company or member of the New York Stock Exchange.

Withdrawal

19.   How does a participant withdraw from the Plan?

        In order to withdraw from the Plan, a participant must notify the Agent, in writing, using the Transaction Request Form attached to the participant's statement of account or notifying the Agent at www.stockbny.com, that the participant wishes to withdraw. When a participant withdraws from the Plan, or in the event of termination of the Plan by the Company, certificates for whole shares credited to the participant's account under the Plan will be issued and fractional shares will be sold, with the participant receiving a check reflecting the gross proceeds of the sale less brokerage commission, and any relevant taxes.

20.   When may a participant withdraw from the Plan?

        A participant may discontinue automatic Dividend Reinvestment under the Plan and completely withdraw from participation in the Plan at any time by giving written notice to that effect to the Agent using the Transaction Request Form attached to the participant's statement of account.

        An election to discontinue automatic Dividend Reinvestment and withdraw from the Plan will be deemed to also constitute a request for a stock certificate for all whole shares held by the Agent for the account of the participant under the Plan and for cash settlement of any fractional shares.

        Once a participant's request to withdraw is received by the Agent, all dividends due will be paid in cash to the participant unless the participant re-enrolls in the Plan.

        After a participant withdraws from the Plan, the participant may re-enroll at any time by submitting a new Authorization Form in the same manner as any new applicant.

Sales or Transfers of Shares

21.   What happens when a participant transfers all shares registered in the participant's name?

        If a participant transfers all shares of Common Stock registered in the participant's name, the Agent will continue to reinvest the dividends on the shares credited to the transferee's account under the Plan until notified to take other action.

22.   May a participant request that the shares held in the participant's account be sold?

        Participants may instruct the Agent to sell some or all shares held in their account by one of the following methods:

  Sale Orders via IVR System

        You may instruct the Agent to sell some or all of your Plan shares by placing a sale order via the Interactive Voice Response (IVR) system. To place a sale order, contact the Agent toll free, at (800) 524-4458. Simply enter your social security number or taxpayer ID at the prompt and select the menu option for sales and follow the instructions provided. For security purposes, you will be asked to enter your Plan account number.

  Sale Orders via Internet

        You may instruct the Agent to sell some or all of your Plan shares by placing a sale order via the Internet. To place a sale order, you will first need to request a PIN by visiting the www.stockbny.com website (see Response 3 on how to access the Agent's website).

  Sale Orders via Mail

        You may instruct the Agent to sell some or all Plan shares by completing and signing the Transaction Request Form attached to your account statement and mailing the instructions to the Agent. If there is more than one name or owner on the Plan account, all participants must sign the Transaction Request Form attached to your account statement.

        A participant who wishes to submit a sale request should telephone the Agent at (888) 269-8845 for instructions and for information regarding the Agent's fee for arranging the sale or visit the Agent at www.stockbny.com.

        As soon as practicable after a sale of shares, the participant will receive a transaction advice. The Agent will forward a check to the participant for the sale proceeds, less the Agent's fee, any applicable brokerage commission, and transfer and withholding taxes, if any. The sale of all shares in a Plan account will not constitute a withdrawal from the Plan unless specific instructions are given to terminate the account.

23.   How are shares sold?

        The Agent aggregates all requests to sell shares received from Plan participants and sells the total number of shares, at least once a week, on the open market. Unless directed otherwise by The Bank of New York, any open market sales will be made through a broker affiliated with The Bank of New York. Normally, the shares are sold on the New York Stock Exchange.

        Sales are made at least once a week. Depending on the number of shares being sold and trading volume in the shares, sales may be executed in multiple transactions and may be traded on more than one day. The selling price will not be known until the sale is completed. The price per share sold will reflect the brokerage commission and will always be the average weighted price for all shares sold for the Plan on the trade date or dates. Participants will incur a transaction fee of $15.00 plus a brokerage commission of $0.10 per share sold. A check for the proceeds of the sale of shares, less applicable taxes, transaction fees and brokerage commissions, will normally be mailed to the participant by first class mail within two (2) business days after final trade settlement date.

        Participants should be aware that the share price may fluctuate between the time your sale request is received by the Agent and the time sale is made on the open market. The Agent may, at its discretion, accept written requests to revoke instructions.

Rights Offerings, Stock Dividends or Stock Splits

24.   If the Company has a rights offering, how will a participant's entitlement be computed?

        In the event of a rights offering, the participant will receive rights based upon the shares held of record in the participant's name and whole shares credited to the participant's account under the Plan as of the record date for the offering. Rights certificates will not be issued for fractional shares of Common Stock.

25.   What happens if the Company issues a stock dividend or declares a stock split?

        Any shares of Common Stock distributed as a result of a stock dividend or stock split, including any fractions, on shares held in participants' Plan accounts (and, for participants who have elected the

Full Dividend Reinvestment feature, for shares registered in their names) will be credited to their Plan accounts.

Voting Rights

26.   How will a participant's shares be voted at meetings of shareholders?

        All shares of Common Stock (including any fractional share) held for the account of a participant under the Plan may be voted by the participant at stockholders' meetings in the same manner as shares registered in the participant's name. A proxy form will be sent to each participant with respect to each stockholders' meeting. When the participant returns the executed proxy, all shares will be voted as directed. If the participant attends the stockholders' meeting in person, the participant may vote such shares in person at the meeting, whether or not the participant has sent in the proxy.

Federal Income Tax Aspects

27.   What are the Federal income tax consequences of participation in the Plan?

        A participant will be treated for Federal income tax purposes as having received, on the Investment Date, a taxable dividend equal to the full amount of the cash dividend otherwise payable on such date. In the event the Company directs the Agent to purchase shares on the open market or in privately negotiated transactions, participants will be treated as having received an additional dividend in the amount of the pro rata brokerage fees paid by the Company. Participants will realize gain or loss when their shares are sold. The amount of gain or loss will be the difference between the amount the participant receives for the shares and the participant's tax basis for the shares. Such gain or loss will be long-term or short-term capital gain or loss, depending on the participant's holding period for the shares and provided that the shares are held as a capital asset. Generally, the tax basis for shares acquired through either Dividend Reinvestment or Optional Cash Payments will be equal to the purchase price for the shares plus any brokerage commissions paid with respect to the shares, and the holding period for the shares will begin on the day after the shares are credited to the participant's account.

        Participants should consult their tax advisors regarding specific tax treatment of participation in the Plan.

28.   How are income tax withholding provisions applied to foreign shareholders?

        In the case of those foreign shareholders whose dividends on Common Stock are subject to United States income tax withholding, the amount of dividends reinvested will be reduced by the amount of the tax to be withheld.

29.   How are backup income tax withholding provisions applied to shareholders?

        In the case of shareholders whose dividends on Common Stock are subject to United States backup income tax withholding, the amount of Dividend Reinvestment will be reduced by the amount of the tax to be withheld. Backup withholding applies to certain shareholders who fail to furnish the Agent with their correct tax identification number (usually, for individuals, their Social Security numbers), or who fail to sign a certificate stating that they are not subject to backup withholding. Backup withholding also applies if the Internal Revenue Service notifies the Company that a shareholder has failed to report dividends, interest or patronage dividends in prior years or that a shareholder has furnished an incorrect taxpayer identification number.

Use of Proceeds

30.   What use will be made of the funds generated by the Plan?

        The Company intends to add the proceeds it receives from the issuance of shares under the Plan to the general funds of the Company, to be available for its continuing construction program and other appropriate corporate purposes. The Company is unable to estimate the amount of the proceeds that will be devoted to any specific purposes. The funds will increase shareholders' equity which, in turn, strengthens the Company's overall financial position. The Company will realize no proceeds when shares of Common Stock are purchased under the Plan on the open market or in privately negotiated transactions. The Company does not know either the number of shares that will ultimately be purchased under the Plan or the prices at which such shares will be purchased.

Other Information

31.   What are the responsibilities of the Company and the Agent under the Plan?

        Neither the Company nor the Agent, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

        Each participant should recognize that the Company cannot assure the participant of a profit nor protect against a loss with respect to the shares of Common Stock purchased by the participant under the Plan.

32.   May the Plan be changed or discontinued?

        The Company reserves the right to suspend, modify or terminate the Plan at any time. All participants whose rights are affected by any suspension, modification or termination of the Plan will receive notice of any such suspension, modification or termination. Upon termination of the Plan by the Company, certificates for whole shares credited to a participant's account under the Plan will be issued and a cash payment, valued as described in Response 19, will be made for any fractional share.

33.   Who interprets and regulates the Plan?

        The Company reserves the right to interpret and regulate the Plan as deemed desirable or necessary in connection with its operation.

34.   Where should correspondence regarding the Plan be sent?

        All correspondence concerning the Plan should be addressed to the Agent at the address set forth in Response 3.

LEGAL MATTERS

        The validity of the securities offered by this prospectus and certain other legal matters will be passed upon for us by Hillis Clark Martin & Peterson, P.S., Seattle, Washington.

EXPERTS

        The consolidated financial statements and the related financial statement schedule as of September 30, 2004 and September 30, 2003 and for each of the three years in the period ended September 30, 2004, incorporated in this prospectus by reference from our annual report on Form 10-K for the year ended September 30, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated in this prospectus by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

APPENDIX A

Plan Authorization Form

Automatic Dividend Reinvestment Plan PLAN AUTHORIZATION FORM
We make warm neighbors
THIS IS NOT A PROXY	Please check the desired Plan option below, sign and mail in return envelope.
By sighing this Authorization Form, you agree that you have read the terms and conditions of the CASCADE NATURAL GAS CORPORATION AUTOMATIC DIVIDEND REINVESTMENT PLAN presented in the Prospectus. By sighing this Authorization Form and checking one of the boxes on the right side of this Authorization Form, you also agree that you would like to take advantage of the Plan option that is checked, and hereby authorize Cascade Natural Gas Corporation ("Cascade") to reinvest cash dividends on shares of Cascade Common Stock registered in your name and/or held in your account under the Plan for the purchase of additional shares of Cascade Common Stock, as indicated by the checked option. You also understand and agree that your participation in the Plan and this authorization are subject to the terms and conditions of the Plan set forth in the Prospectus describing the Plan.	☐	Partial Dividend Reinvestment

By checking this box, you hereby authorize cash dividends on only those shares of Cascade Common Stock now or subsequently held in your account under the Plan to be reinvested in additional shares of Common Stock. The cash dividends on those shares of Common Stock you hold in certificate form will not be reinvested in additional shares of Common Stock.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you: When you complete an enrollment application, we will ask for your name, address, date of birth, and other information that will allow us to identify you. Please be aware that we will verify the information you provide and may also ask for copies of your driver's license or other identifying documents.	☐
Full Dividend Reinvestment

By checking this box, you hereby authorize cash dividends on all shares of Cascade Common Stock now or subsequently registered in your name, including shares held in your account under the Plan and certificated shares, to be reinvested in additional shares of Common Stock.

This authorization applies only if the certificated shares are registered in the same name as your Plan account.
TAXPAYER I.D. NUMBER (SSN #)	Date of Birth	TAXPAYER I.D. NUMBER (SSN #)	Date of Birth
Address, City, State, Zip Code		Address, City, State, Zip Code
Please print name here		Co-owner, Please print name here
Please sign name here	Date	Co-owner, Please sign name here	Date

A-1

APPENDIX B

Residential Customer Authorization Form

Automatic Dividend Reinvestment Plan RESIDENTIAL CUSTOMER AUTHORIZATION FORM
We make warm neighbors

By signing this Authorization Form and enclosing your initial cash investment of at least $250, you agree that you have read the terms and conditions of the CASCADE NATURAL GAS CORPORATION AUTOMATIC DIVIDEND REINVESTMENT PLAN presented in the Prospectus, and you hereby authorize Cascade Natural Gas Corporation ("Cascade") to invest the accompanying initial cash investment and to reinvest all cash dividends payable on any shares of Cascade Common Stock held in your account under the Plan for the purchase of additional shares of Cascade Common Stock. If you have checked the box opposite the heading "Full Dividend Reinvestment", you hereby authorize Cascade to reinvest cash dividends on all shares of Cascade Common Stock now or subsequently registered in your name, including shares held in your account under the Plan and certificated shares, to be reinvested in additional shares of Cascade Common Stock. You also understand and agree that your participation in the Plan and this authorization are subject to the terms and conditions of the Plan set forth in the Prospectus describing the Plan. By signing this Authorization Form, you hereby certify that you are a resident of the state of Oregon or Washington.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you: When you complete an enrollment application, we will ask for your name, address, date of birth, and other information that will allow us to identify you. Please be aware that we will verify the information you provide and may also ask for copies of your driver's license or other identifying documents.

AMOUNT ENCLOSED $	(Initial Cash Investment must be at least $250. All cash payments must	☐	Full Dividend Reinvestment By checking this box, you hereby authorize cash dividends on all shares of Cascade Common Stock now or
	be in U.S. Dollars drawn on a U.S. bank and payable to The Bank of New York.)		subsequently registered in your name, including shares held in your account under the Plan and certificated shares, to be reinvested in additional shares of Common Stock.
This authorization applies only if the certificated shares are registered in the same name as your Plan account.
TAXPAYER I.D. NUMBER (SOCIAL SECURITY NUMBER)

Under penalties of perjury, you hereby certify that:

  1)
  the number entered above is your correct tax identification number; and
  2)
  you are not subject to backup withholding either because you have not been notified that you are subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified you that you are no longer subject to backup withholding.

Your signature (Please sign and mail in return envelope)	Date of Birth	Date

Signature of co-holder if joint ownership	Date of Birth	Date

Account Registration    Please Print Clearly

NAME (S)
STREET			UNIT/APT
CITY	STATE	ZIP	PHONE NUMBER

Examples of registrations which will be accepted for the Plan:

Individual:	John Q. Public
Joint:	John Q. Public & Jane Q. Public JT Ten (As Joint Tenants with Right of Survivorship)
Custodian:	John Q. Public Custodian for Ann A. Public
	(Under the		Uniform Transfers to Minors Act)

(State)

B-1

APPENDIX C

Transaction Request Form

Cascade Natural Gas Corporation	The Bank of New York Dividend Reinvestment Plan for the Shareholders of The Cascade Natural Gas Corporation	The Bank of New York, Administrator P.O. Box 1958 Newark, NJ 07101-9774 SEQ #
	STATEMENT OF ACCOUNT	Answers to many questions and requests are available by visiting The Bank of New York's website at: http://stockbny.com or Email at: Shareowners@bankofny.com
Company Number Account Number Record Date Payment Date
Next Anticipated Investment Date

CURRENT DIVIDEND PURCHASE INFORMATION
Plan Record Date Position
Held By You In Certificate Form	Held By Plan Administrator	Total	Rate	Gross Dollars Paid	Service Fees	Tax Withheld	Net Dollars Reinvested

YEAR-TO-DATE TRANSACTIONS
Transaction Date	Transaction Description	Transaction Dollars	Price per Share	Transaction Shares	Total Shares Held By Administrator

YEAR-TO-DATE SUMMARY
GROSS DIVIDENDS	TAXES WITHHELD	CASH CONTRIBUTIONS	SERVICE FEES	TOTAL FUNDS INVESTED	ADDITIONAL INCOME	FAIR MARKET VALUE

- DETACH HERE -

TRANSACTION REQUEST FORM—PLEASE KEEP THIS FORM FOR FUTURE REQUESTS

☐	Sell Plan Shares (Enter Number of Whole shares) If "All" is entered, Participation in the plan will be terminated. Shares will be sold subject to the Terms and Conditions Detailed in the Plan.	☐☐☐☐☐☐☐	☐	Certificate Transaction—Mark this box and complete the other side of form. Do not Sign the Certificate(s)
☐	Issue Plan Shares (Enter Number of Whole shares) If "All" is entered, Participation in the plan will be terminated. A certificate will be issued in Registered holder(s) name.	☐☐☐☐☐☐☐
			☐	Address Change Mark this box and complete the other side of form
☐	Optional Cash Contribution Amount Enclosed—All Payments must be in U.S. Dollars Drawn on a U.S. Bank and Payable to The Bank of New York.	$☐☐☐,☐☐☐.☐☐
ALL REQUESTS MUST BE SIGNED BY ALL REGISTERED OWNERS	SIGNATURE	SIGNATURE	DATE	DAYTIME TELEPHONE NO. ( )
(MAKE NO MARKINGS BELOW THIS LINE)

C-1

Your Plan Statement provides you with a record of your current dividend purchase activity, year-to-date transactions, and year-to-date summary. To request a transaction, complete the tear-off form at the bottom of the statement and mail it to us. Most request transactions, such as selling shares, issuing a certificate and terminating dividend reinvestment are also available online or via the automated telephone system. For secure transactions, visit http://www.stockbny.com. Website access is restricted to PIN holders. Log on to receive your PIN. Transactions are also available by calling the toll free number on the front of this statement.

If you wish to transfer your reinvestment shares to another person, please call us at our toll-free telephone number listed on the front of this statement for transfer instructions and a stock power form. If the person receiving the shares wishes to enroll in a reinvestment plan, please request a reinvestment enrollment form and mail the completed form to The Bank of New York along with the transfer instructions.

A GUIDE TO UNDERSTANDING YOUR STATEMENT OF ACCOUNT

* Record Date: The date you must officially be the holder of the stock in order to be entitled to receive a dividend.

* Payment Date: The date on which dividends are paid.

* Next Anticipated Investment Date: The next date on which your optional cash payment can be invested to purchase additional shares.

CURRENT DIVIDEND PURCHASE INFORMATION
The information in this section only pertains to those shares enrolled in the Plan.

* Enrolled Record Date Shares—Held By You In Certificate Form: The total number of shares held by you which were enrolled in the Plan on the record date.

* Enrolled Record Date Shares—Held By Plan Administrator: The total number of shares held for you by the Plan Administrator, The Bank of New York.

* Enrolled Record Date Shares—Total: Represents the total number of enrolled record date shares.

* Rate: The amount of the dividend paid per share.

* Gross Dividends Paid: The combined total of Enrolled Record Date Shares held on record date multiplied by the rate.

* Service Fees (If Any): The amount of service fees deducted from your dividend as indicated in the Plan prospectus.

* Tax Withheld (If Any): The amount of income taxes withheld from your dividend payment prior to investment.

* Net Dollars Reinvested: The amount available for investment after deduction of service fees and taxes.

YEAR-TO-DATE TRANSACTIONS

* Transaction Date: The activity date in your Plan account. Purchase and sale activity reflects the trade date not the settlement date. The trade date is usually 3 business days prior to the settlement date.

* Transaction Description: The type of activity that took place in your Plan account.

* Transaction Dollars: For purchases, it is the net money invested after deduction of service fees and taxes. For sales, it is the net proceeds after deduction of fees and commissions. See Plan prospectus for fee information.

* Price per Share: The price per share, adjusted for brokerage commissions, used in the transaction as outlined in the Plan prospectus.

* Transaction Shares: The number of shares added to your Plan account.

* Total Shares Held By Administrator: The cumulative total of shares held for you by the Plan Administrator.

YEAR-TO-DATE SUMMARY

* Gross Dividends: The gross dividends paid for the year on Plan shares plus any amount indicated in additional income.

* Taxes Withheld: The total amount of taxes withheld from dividends prior to reinvestment, if any.

* Cash Contributions: The total amount of optional cash invested after deducting any commission and/or fees.

* Service Fees: The total amount deducted as outlined in the Plan prospectus.

* Total Funds Invested: The total net dividends and net cash contributions.

* Additional Income: The amount of brokerage commission paid on your behalf. This amount is income and will be reported to the Internal Revenue Service on Tax Form 1099-DIV.

* Fair Market Value: The market value of the total shares in the Plan as of the last dividend transaction date listed on the front of this statement under "Year-to-Date Transaction" section.

IMPORTANT TAX INFORMATION

In the case of those shareowners whose dividends are subject to Federal income tax withholding, the appropriate amount of taxes were deducted from the gross dividends paid on enrolled shares held as of the record date.

SEE THE PROSPECTUS FOR FURTHER INFORMATION.

TRADING ACTIVITY

The Plan Administrator may use BNY Brokerage Incorporated, a wholly owned subsidiary of The Bank Of New York Company Inc., for trading activity under the Plan on behalf of Plan participants. BNY Brokerage receives a commission in connection with the transaction it processes.

If you have any questions about the account, contact our Investor Service Center or email us.

- DETACH HERE -
Change of Address Request Fill in New Information (Please Print)	Certificate Transactions
Street	☐	Sell Certificate Shares. Enter Number of Whole shares. (Enclose Certificate(s) with request.) Do not Sign the Certificates. Shares will be Sold subject to the terms and conditions Detailed in the Plan.	☐☐☐☐☐☐☐
Street (cont)
City	☐	Deposit Certificate Shares For Safekeeping. Enter Number of Whole shares (Enclose Certificate(s) with request). Do not Sign the Certificate. The shares will be deposited into the plan. The dividends will automatically be reinvested.	☐☐☐☐☐☐☐
State Zip Code
☐☐ ☐☐☐☐☐
Telephone Number During Business hours Note: To Change The Address All Registered Owner(s) Must Sign on the Front of the Form Where Indicated.

C-2

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution (Estimated)

Securities and Exchange Commission registration fee	$1,115.80	*
Legal fees and expenses	30,000.00
Printing fees and expenses	7,500.00
Accounting fees and expenses	2,000.00
Miscellaneous	1,000.00
Total	$41,615.80

*Actual expense

Item 15. Indemnification of Directors and Officers

  Indemnification

        Section 23B.08.310 of the Revised Code of Washington, a part of the Washington Business Corporation Act (the "Act"), provides in substance that any director against whom a claim shall be asserted under or pursuant to said section for the making of any distribution contrary to the provisions of the Act or any other restrictions contained in the registrant's Restated Articles of Incorporation, and who shall be held liable thereon, shall be entitled to a pro rata contribution from the shareholders who accepted or received such distribution, knowing the same to have been made in violation of the Act. Said section also provides that any such director shall be entitled to contribution from the other directors who voted for or assented to any such action upon which a claim is asserted under said section.

        Article X of the Restated Articles of Incorporation of the registrant provides as follows:

            To the fullest extent permitted by Washington law at the time this Article becomes effective or as may thereafter be in effect, a director of this Corporation shall not be liable to this Corporation or its shareholders for the monetary damages for his or her conduct as a director. Any amendment to or repeal of this Article X shall not adversely affect any right of a director of this Corporation hereunder with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

        As authorized by Sections 23B.08.500-600 of the Act, the registrant may provide for the indemnification, under certain circumstances, of officers, directors, employees, or certain other individuals of the registrant for certain liabilities which may be incurred by them in their capacities as such.

        Article XV, as amended, of the Restated Bylaws of the registrant provides as follows:

            "Sec. 1. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal, by reason of the fact that he or she is or was a director or officer of the corporation or, being or having been such a director or officer, he or she is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent or in any other capacity, shall be indemnified and held harmless by the corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that no indemnification shall be provided under this Article to any such person to the extent that such indemnification would not be consistent with the Washington Business Corporation Act or other applicable law as then in effect; provided further, however, that except as provided in Sec. 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, this corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of this corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expense incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made to or on behalf of a director or officer only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise.

            "Sec. 2. If a claim under Sec. 1 of this Article is not paid in full by this corporation within sixty days after a written claim has been received by this corporation (except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days) the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification hereunder upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to this corporation), and thereafter this corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible hereunder or under the Washington Business Corporation Act for this corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on this corporation. Neither the failure of this corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth herein or in the Washington Business Corporation Act nor an actual determination by this corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

            "Sec. 3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

            "Sec. 4. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

            "Sec. 5. The corporation may, by action of its board of directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise."

  Insurance

        The registrant also has a directors' and officers' liability insurance policy insuring directors and officers against liability incurred in their capacities as directors and officers.

Item 16. List of Exhibits

        The exhibits to this registration statement required by Item 601 of Regulation S-K are listed in the accompanying Exhibit Index.

Item 17. Undertakings

        A.    The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              Provided further, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Seattle, State of Washington, as of this 3rd day of May 2005.

CASCADE NATURAL GAS CORPORATION
By	/s/ J.D. WESSLING J.D. Wessling, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and as of the date indicated below. Each person whose signature appears below hereby constitutes David W. Stevens and J.D. Wessling, and each of them singly, such person's true and lawful attorney, with full power to them and each of them to sign, for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.

Signature	Title	Date
/s/ DAVID W. STEVENS David W. Stevens	President, Chief Executive Officer, and Director	May 3, 2005
/s/ J. D. WESSLING J.D. Wessling	Chief Financial Officer	May 3, 2005
/s/ JAMES E. HAUG James E. Haug	Controller	May 3, 2005
/s/ SCOTT M. BOGGS Scott M. Boggs	Director	May 3, 2005
/s/ PIRKKO H. BORLAND Pirkko H. Borland	Director	May 3, 2005
/s/ CARL BURNHAM JR. Carl Burnham Jr.	Director	May 3, 2005
/s/ THOMAS E. CRONIN Thomas E. Cronin	Director	May 3, 2005
/s/ DAVID A. EDERER David A. Ederer	Director	May 3, 2005
/s/ LARRY L. PINNT Larry L. Pinnt	Chairman	May 3, 2005
/s/ BROOKS G. RAGEN Brooks G. Ragen	Director	May 3, 2005
/s/ DOUGLAS G. THOMAS Douglas G. Thomas	Director	May 3, 2005

EXHIBIT INDEX

Exhibit	Description
5	Opinion of Hillis Clark Martin & Peterson, P.S., counsel for the Company.*
23.1	Consent of Hillis Clark Martin & Peterson, P.S. (filed with Exhibit 5).
23.2	Consent of Deloitte & Touche LLP.
24	Power of Attorney (see signature page herein).

*
To be filed by amendment.

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TABLE OF CONTENTS
FORWARD LOOKING STATEMENTS
CASCADE NATURAL GAS CORPORATION
WHERE YOU CAN FIND MORE INFORMATION
DESCRIPTION OF THE PLAN
LEGAL MATTERS
EXPERTS
APPENDIX A Plan Authorization Form
APPENDIX B Residential Customer Authorization Form
APPENDIX C Transaction Request Form
CURRENT DIVIDEND PURCHASE INFORMATION The information in this section only pertains to those shares enrolled in the Plan.
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution (Estimated)
  Item 15. Indemnification of Directors and Officers
  Item 16. List of Exhibits
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX